SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2018

MMEX RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-55831	26-1749145
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3616 Far West Blvd., #117-321

Austin, Texas 78731

(Address of principal executive offices)

Registrant's telephone number, including area code: (855) 880-0400

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

Reference is made to the disclosure under Item 3.02 of this report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure under Item 3.02 of this report.

Item 3.02 Unregistered Sales of Equity Securities

Effective September 18, 2018, we facilitated the purchase by GS Capital Partners, LLC of our outstanding convertible note in the original principal amount of $120,000 previously issued to One44 Capital LLC for a price equal to the redemption price of such note ($182,342.47). We issued to GS Capital Partners a 10% convertible note in the principal amount of $70,000 in consideration of its payment of the redemption premium to One44 Capital and related discount and expenses. GS Capital Partners, at its option, may convert the unpaid principal balance of, and accrued interest on, the new convertible note into shares of common stock (i) during the first 180 days, at a price of $.03 per share of common stock and (ii) thereafter at a 40% discount from the average of the three lowest trading price during the 25 days prior to conversion. The note matures on September 18, 2019. We may redeem the note at redemption prices ranging from 130% to 145% during the first 180 days after issuance.

Any issuance of the shares upon conversion of the note will be exempt from registration pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMEX Resources Corporation

Date: September 24, 2018	By:	/s/ Jack W. Hanks
Jack W. Hanks
President
Chief Executive Officer

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